Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. §1350 (as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002), I, the undersigned Chief Executive Officer of infoGROUP Inc. (the “Company”), hereby certify that to my knowledge on the date hereof, (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 9, 2009

/s/ Bill L. Fairfield
Bill L. Fairfield
Chief Executive Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
     The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Form 10-Q and shall not be deemed to be considered filed as part of the Form 10-Q.